UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

YAPPN CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-175667	27-3848069
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

4014 14th Ave.
Brooklyn, NY 11218
(Address of principal executive offices) (zip code)

1-888-414-1634
(Registrant's telephone number, including area code)

Plesk Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2013, we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (“Restated Certificate”) to, among other things, (i) change the name of the Corporation to Yappn Corp. and (ii) change our authorized stock to two hundred million (200,000,000) shares of common stock, par value $0.0001 per share, and fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share.

The adoption of the Restated Certificate was approved by written consent on March 11, 2013 by holders of approximately 78.95% of the outstanding shares of our common stock.

On March 11, 2013, our board of directors approved and adopted Amended and Restated Bylaws (“Restated Bylaws”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 of this report is hereby incorporated by reference into this Item 5.07.

Item 8.01 Other Events.

On March 11, 2013, the Corporation’s board of directors authorized a dividend, whereby an additional 14 shares of common stock, par value $0.0001 per share, will be issued on each one share of common stock outstanding to each holder of record on March 25, 2013.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation filed on March 14, 2013.
3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAPPN CORP.

Dated: March 18, 2013	By:	/s/ Gavriel Bolotin
Gavriel Bolotin Chief Executive Officer